EXHIBIT 10(vv)


                              EMPLOYMENT AGREEMENT


     Agreement, dated as of January 1, 1996 by and between Nantucket Industries, Inc., a Delaware corporation having its principal office at 105 Madison Avenue, New York, New York 10016 (the "Company") and Joseph Visconti, residing at 39 Struly Drive, Massapequa Park, New York 11762 (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company desires that the Executive shall enter and remain in the employ of the Company as President thereof, and the Company is willing to provide such salary, benefits and income security to the extent and upon the terms and conditions set forth below;

     WHEREAS, the Executive is willing to enter and remain in the employ of the Company as President thereof, upon the understanding that the Company will provide him with the salary and benefits set forth below, as well as a degree of income security if his employment is terminated without cause;

     WHEREAS, the Executive is expected to make major contributions to the profitability, growth and financial strength of the Company; and

     WHEREAS, the Company considers such services of the Executive to be in the best interests of the Company and its stockholders and desires to assure itself of the continued services of the Executive on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company;

     NOW THEREFORE in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

  I.  Employment of the Executive.
      ----------------------------

      A.  Position.  The Company hereby employs the Executive as President of
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the Company, to have such responsibilities and to perform such reasonable senior executive duties as may be determined and assigned to him from time to time by the Company's Chief Executive Officer and Board of Directors and as are fully consistent with the Executive's position with the Company. The Executive shall report to the Company's Board of Directors and to the Company's Chief Executive Officer. The Executive shall be entitled to an office and the accoutrements appropriate to senior executive officers of his station in the Company. During the Term (as hereinafter defined), the Executive shall devote his best efforts, knowledge and skill and shall devote substantially his full working time and attention to the performance of his duties

































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as aforesaid, except during such period as the Executive shall be ill, disabled or on vacation as provided for by this Agreement.

      B.  Term.  Except in the case of earlier termination as hereinafter
          -----
specifically provided herein (other than as a result of a material breach by the Company), the term of the Executive's employment and the obligations of the Company hereunder (the "Term") shall commence on January 1, 1996 and shall terminate on February 27, 1999.

      C.  Renewal.  Either party hereto may give notice to the other party on or
          --------
before February 28, 1998 of intention to terminate this Agreement on February 27, 1999. In the event that no such notice is given, the parties hereto agree to negotiate, in good faith, terms for the renewal of this Agreement.

      D.  Compensation.  As compensation for all such services to be rendered by
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the Executive in all capacities hereunder, including services as an officer or director of the Company or any of its affiliates, the Company will pay or cause to be paid to the Executive:

          (i) An annual salary in the amount of $200,000 ("Salary") throughout the Term; and

          (ii) Three bonuses (each a "Bonus"), each with respect to a complete fiscal year of the Company during the Term (each a "Fiscal Year") and as further described hereinafter.

The Salary shall be payable to the Executive in weekly installments. Bonuses shall be payable to the Executive no later than 120 days after the end of the Fiscal Year with respect to which such Bonus is earned subject to prepayment as hereinafter described, and shall be definitively computed by the Chief Financial Officer of the Company. That portion of Bonuses paid to Executive attributable to returned merchandise and merchandise with respect to which a purchaser has been given a credit for shortage shall be deducted from the next Bonus paid to Executive; or in the case of the Executive's final Bonus, shall be repaid to the Company by Executive.

      E.  Bonus.  The amount of the Bonus paid to Executive with respect to each
          -----
Fiscal Year pursuant to Section I.D(ii) shall be determined in accordance with this Section I.E.

          (i)  Definitions

               (a) With respect to a Fiscal Year, "Bonus Pool" shall mean the sum of (1) two percent (2%) of the excess, if any, of the Net Sales of men's products (other then GUESS ? products) during such year over the Net Sales of such products during the fiscal year of the Company ending February 24, 1996;
(2) one percent (1%) of the excess, if any, of the Net Sales of GUESS ? products during such year over the Net Sales of such products during the fiscal year of the Company ending February 24, 1996; and (3) two percent (2%) of the Net Sales if any, of any other products during such year.
































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               (b)  "Average Gross Profit Margin" with respect to a Fiscal Year shall mean the Company's gross profit for such Fiscal Year divided by the Net Sales for such Fiscal Year, each as computed in accordance with generally accepted accounting principles ("GAAP").

               (c) "Inventory Turnover" with respect to a Fiscal Year shall mean the Net Sales for such Fiscal Year divided by the average monthly inventory value, on a cost basis, for such Fiscal Year, each as computed in accordance with GAAP.

               (d) "Net Sales" with respect to a product line shall mean the aggregate gross sales revenue of the Company with respect to such product line less returns, discounts and other customary allowances, each as computed in accordance with GAAP; provided, however, that all such Net Sales shall be at prices and on terms satisfactory to the Company's Chief Executive Officer.

          (ii) The amount of the Bonus with respect to a Fiscal Year shall be the sum of:

               (a) an amount equal to fifty percent (50%) of the Bonus Pool with respect to such year;

               (b) an amount to be determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion; provided, however, that such amount shall be between zero (0) and ten percent (10%) of the Bonus Pool with respect to such year;

               (c) in the event that Average Gross Profit Margin for such year was greater than twenty-eight percent (28%), but only in such event, an amount equal to twenty-five percent (25%) of the Bonus Pool with respect to such year; and

               (d) in the event that Inventory Turnover for such year was greater than three and one-half (3 1/2), but only in such event, an amount equal to fifteen percent (15%) of the Bonus Pool with respect to such year.

Provided, however, that the Bonus paid to Executive with respect to the first Fiscal Year shall not be less than $100,000.00.

      F.  Prepayment of Bonus.
          --------------------

          (i) During the period from the beginning of the Term until the end of the first Fiscal Year, in addition to Salary, Executive shall receive the sum of $100,000.00, paid in equal weekly installments. All such payments shall be credited against Executive's Bonus with respect to the first Fiscal Year.

          (ii) During the second Fiscal Year, in addition to Salary, Executive shall receive the sum of $100,000, paid in equal weekly installments. All such payments shall be credited
































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
against Executive's Bonus with respect to the second Fiscal Year. In the event that Executive's Bonus with respect to the second Fiscal Year is less than $100,000, the Executive shall repay to the Company the difference between $100,000 and the Executive's Bonus with respect to the second Fiscal Year. Such amount may be offset against the Company's obligation to pay money to the Executive in the third Fiscal Year.

          (iii) During the third Fiscal Year in addition to Salary, Executive shall receive the sum of the lesser of (1) $100,000 or (2) the amount of the Bonus with respect to the second Fiscal Year, paid in equal weekly installments. All such payments shall be credited against Executive's Bonus with respect to the third Fiscal Year. In the event that such amount is greater than Executive's Bonus with respect to the third Fiscal Year, the Executive shall repay to the Company the difference between such amount and the Executive Bonus with respect to the third Fiscal Year.

      G.  Place of Performance.  The Executive shall perform his duties at the
          ---------------------
Company's principal place of business in New York, New York. However, if the Company's reasonable business needs require his temporary presence in other locations, he shall perform his duties at those locations for an aggregate of not more than ninety (90) days in any period of twelve (12) consecutive months.


 II.  Fringe Benefits, Termination, Change in Control.
      ------------------------------------------------

      A.  Benefits.  During the Term:
          ---------

               (i) The Company will include the Executive and his spouse and dependents as participants in all plans and programs providing medical, dental, hospitalization or other such insurance coverage provided to other senior executives of the Company on the date hereof, upon substantially equivalent terms, as in effect from time to time provided that such participation is possible under the general terms and provisions of such plans and programs. The other members of the Executive's family shall have the right to continue to be covered by all applicable benefit plans in the event of the Executive's death or Permanent Disability (as hereinafter defined) to the extent the Company can do so without cost or potential liability. The Company shall have the right to condition such continued coverage on payment of the premium therefor.

               (ii) Provided that the Executive is insurable at normal rates, the Company shall provide the Executive with disability coverage with benefits equal to $100,000 per year payable during the Term of this Agreement; provided, however, that if the Company adopts a disability insurance plan applicable to executives generally the Executive's disability benefits shall be adjusted (up or down) to the same level of disability insurance coverage as is provided by such generally available disability insurance plan. The Company may satisfy its obligation with respect to such disability benefit by paying to the Executive an annual bonus equal to the


































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
premium for such coverage. Such coverage shall not be required to pay any benefits for periods of disability of ninety (90) days or less.

               (iii) The Executive shall be entitled to the prompt reimbursement of his expenses, provided that such expenses are incurred in connection with the performance of the Executive's duties hereunder, are in accordance with past practice and are documented in a manner consistent with Internal Revenue Service guidelines which are communicated in writing to the Executive. Executive hereby acknowledges the receipt of a written copy of such guidelines.

               (iv) The Executive shall be entitled to four weeks of vacation time in each year which to the extent not taken, shall be non-cumulative and non-compensative.

               (v) The Executive shall be eligible to participate in the Company's 1992 Executive Long-Term Incentive Stock Option Plan and such other stock option or other compensatory plans as the Company may maintain from time to time. Upon employment of Executive, the Company shall grant incentive stock options to Executive for the purchase of 30,000 shares of common stock of the Company, par value $.10 ("Shares"). Such grant shall be made under the Company's 1992 Executive Long-Term Stock Option Plan. The exercise price of such options shall be the market value of the Shares as of the date of said grant.


      B.  Termination.  The Executive's employment may be terminated before the
          ------------
expiration of the Term in the following circumstances.

               (i)  Death.  In the event of the Executive's death during the
                    ------
Term, the Executive's employment shall terminate immediately. In such event, the Executive's heirs and legal representatives shall be entitled to receive the amount payable to Executive pursuant to Section I.D hereof through the end of the month in which his death occurs. In the event of Executive's death during the Term, the Bonus paid to Executive with respect to the Fiscal Year during which said death occurs shall be calculated on the basis of the fiscal quarters then completed for that Fiscal Year as compared to the same fiscal quarters of the fiscal year of the Company ended on February 24, 1996; provided that Inventory Turnover shall be calculated on an annualized basis.

               (ii)  Permanent Disability.  If, during the Term, the Executive
                     ---------------------
is unable substantially to perform his duties hereunder on account of illness, accident or other physical or mental incapacity which shall continue for a period of more than ninety (90) consecutive days ("Permanent Disability"), the Company shall have the right to terminate the Executive's employment as of the ninety-first (91st) day or at any time thereafter by giving notice of such termination to the Executive.

      Any questions as to the existence of Permanent Disability upon which the Executive and the Company cannot agree shall be determined by a qualified independent physician selected by the Executive (or, if he is unable to make such selection, it shall be made by any adult member of the Executive's immediate family) and approved by the Company. The determination of such physician made in writing to the Company and to the Executive shall be final and conclusive for all purposes of this Agreement.

               (iii)  Cause.  The Executive's employment may be terminated by
                      ------
the Company for "Cause" as follows:

               (a)  "Cause" shall mean:

               (1) material breach of this Agreement by the Executive which continues after the Company has given the Executive both ten days' notice of that breach and a reasonable opportunity to cure that breach;

               (2)  The Executive's being convicted of or pleading nole
                                                                   ----
contendere to, fraud, embezzlement or other felony or criminally dishonest act
- ----------
either against the Company or which, in the reasonable determination of the Board of Directors, could have an adverse effect on the Company;

               (3) the Executive's refusal to follow lawful directions of the Chief Executive Officer or the Board of Directors of the Company after reasonable notice and an opportunity to be heard; or

               (4)  habitual abuse of alcohol or illegal drugs.

For purposes of this Section II.C(iii)(a), any act, or failure to act, based upon authority given to the Executive pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company, and shall not constitute "Cause" hereunder.

               (b) Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board then in office at a meeting of the Board called and held for the purpose of determining that, in the good faith opinion of the Board, Cause for termination exists.

      C.  Change in Control.  This Section shall become operative only upon the
          ------------------
occurrence of a Change in Control of the Company.

               (i)  Events Constituting Change in Control.  A "Change of
                    --------------------------------------
Control" (sometimes also referred to herein as a "Change in Control") shall be deemed to have occurred if at any time during the Term hereof:




































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

               (a) the Company is merged or consolidated with another company or with a partnership, association or other entity and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities or other beneficial interest of the surviving or resulting corporation or other entity will then be owned in the aggregate by holders of the outstanding voting securities of the Company prior to such merger or consolidation other than holders who are an Acquiring Person. As used herein, an Acquiring Person shall be any person (as such term is used in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who becomes (subsequent to the effective date of this Agreement) the beneficial owner directly or indirectly of twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities (the "Acquiring Person");

               (b) the Company transfers all or substantially all of its assets to another corporation, or to a partnership, association or other entity (not a wholly owned subsidiary of the Company), less than seventy-five percent (75%) of the outstanding voting securities or other beneficial interest of which is owned in the aggregate by holders of the outstanding voting securities of the Company prior to such transaction other than holders who are an Acquiring Person;

               (c) any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) except
GUESS ?, Inc., Maurice Marciano, Paul Marciano and Armand Marciano and/or any affiliates thereof (collectively the "GUESS ? Group") becomes (subsequent to the effective date of this Agreement) the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

               (d) The GUESS ? Group becomes (subsequent to the effective date of this Agreement) the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

               (e) a change in the composition of a majority of the Board of Directors of the Company occurs within twenty-four (24) months after any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act becomes (after the date hereof) the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the then outstanding securities of the Company and the election or appointment of such new Directors has not been approved by a majority of the Continuing Directors (as defined in Section III.C(iii)(d) hereof).

               (ii)  Employment Events.  The Company will provide or cause to be
                     ------------------
provided to the Executive the rights and severance benefits described in subsection (iii) hereof in the event that the Executive's employment by the Company is terminated at any time during the


































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
Term (but not, in any event, after the expiration of the Term) subsequent to a Change in Control either:

               (a) by the Company for any reason other than for Cause, as defined in II.B.(iii)(a)(1)-4, death or Permanent Disability, or

               (b) by the Executive within three (3) months following the occurrence, without the Executive's consent of any of the following events:

               (1) the Executive is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the commencement of the Term hereof, or his reporting responsibilities or title in effect at such time are changed;

               (2) the Executive is transferred to a location which is substantially more distant from his then residence than his current home (at the date hereof) is from his current principal work location, or is required to engage in an increased amount of travel on the Company's business;

               (3) the Executive determines in good faith that, due to the Change in Control or events which have occurred thereafter, he is not able effectively to discharge his duties;

               (4) there occurs a failure by the Board of Directors to nominate and endorse the Executive for election by the Stockholders of the Company as a director;

               (5) the Company fails to continue in effect any material benefit or compensation plan or plans providing the Executive with substantially similar benefits to those in which the Executive is participating at the date of this Agreement or in which he hereafter may participate at any time prior to a Change in Control; or

               (6) the Company is in default in the payment of Salary, if any, and/or Bonuses or any portion thereof in excess of $1,000, which default continues for more than ten (10) days after notice by the Executive.

               (iii)  Severance Benefits.  The severance benefits to which the
                      -------------------
Executive shall be entitled under the circumstances specified in subsections II.C(i) and II.C(ii) above are as set forth below. Such benefits shall be in lieu of the payment of Salary and Bonuses, if any, but shall not affect any other benefits provided hereunder:

               (a) The Company shall pay to the Executive within two (2) weeks after such termination a lump sum equal to: (y) in the event such termination occurs prior to February 28, 1998 two times the Salary paid to Executive for calendar year 1996 and two times the Bonus paid to Executive with respect to the first Fiscal Year; or (z) in the event that such termination occurs on or after February 28, 1998, the sum of the Salary paid to Executive for calendar years

1996 and 1997 and the Bonuses paid to Executive with respect to the first and second Fiscal Years; in each case, such sum to be discounted to present value at a discount rate of eight percent (8%) per annum applied to each future payment from the time it would have been payable as Salary or Bonus for a two year period following such termination to the date of actual payment hereunder.

               (b) If, at the effective date of termination, the Executive holds any stock option, then (notwithstanding any terms of such option to the contrary) the Executive, his personal representative or heir shall have the right, during a period of seven (7) months following the termination, at his election either (x) to exercise all such options as to all or any part of the shares covered thereby, including shares as to which such options would not otherwise then be exercisable, or (y) to have the Company, upon written request, purchase all such options (which options shall be deemed for this purpose to continue unaffected by the terms of any merger or consolidation of which the Company is not the surviving corporation regardless of any provisions of such merger, consolidation or option to the contrary except insofar as is necessary to adjust such to maintain its value, equity or economic significance as equivalent to that in existence before such merger or other event) at a cash purchase price equal to the excess of the fair market value per share over the option price multiplied by the number of shares covered by such option. In the event that at the effective date of termination the Executive owns stock of the Company which is subject to a contractual provision that grants the Company the right to purchase such shares in specified circumstances, then the price at which the Company may exercise such right shall also be the fair market value at the date of termination. For purposes of this subsection (iii)(b), the term "fair market value" where a Change in Control has occurred shall mean the highest price per share paid as a result of any bona fide offer which is in effect at any time during the period beginning on the ninetieth (90th) day prior to the date on which the Change in Control occurs and ending on the date on which such options are exercised. In the event that any portion of this subsection (iii)(b) is held to be contrary to law or to subject the Executive to liability under Section 16(b) of the Exchange Act, that portion of this subsection (iii)(b) shall be modified to the extent required to be in compliance with the law and, if such modification is not effective, such portion shall become null and void and all other portions hereof shall remain in full force and effect. If any of the rights granted pursuant to this subsection (b) are also available to the Executive pursuant to the terms of the option then such rights shall be deemed to have been granted to the Executive pursuant to the terms of such option, and this section shall not in any event be effective to reduce any such rights.

               (c) If, at the effective date of termination, the Executive holds any unvested equity or deferred compensation rights, such rights shall thereupon immediately become vested in full, notwithstanding any contrary provision in any agreement resolution or instrument governing such rights.

               (d) In the event that any of the amounts payable to the Executive by the Company hereunder would, if made, constitute Excess Parachute Payments for purposes of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, after application of Section 280G(b)(4), then the amount payable by the Company shall be reduced by the amount






























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
necessary to cause the Executive to receive no Excess Parachute Payments. The allocation of any such reduction among the various payments hereunder shall be made at the election of the Executive. If the Company and the Executive do not agree on the reduction, if any, necessary to cause the Executive to receive no Excess Parachute Payments, Company shall, at the Executive's request, apply for a ruling from the Internal Revenue Service ("Service") as to whether any or all payments to be made to the Executive are, in the view of the Executive, Excess Parachute Payments. Such ruling request shall be made by the Company in such form and substance as is satisfactory to the Executive. The Executive and the Company hereby agree to be bound by the Service's ruling as to whether payments constitute Excess Parachute Payments.

      This subsection (d) shall be cancelled and of no force and effect if a majority of the Company's Continuing Directors (as hereinafter defined) then in office vote to override the operation of this subsection (d) and such override is consented to by the Executive. As used herein, the term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board on the date hereof or who is elected to the Board after the date hereof upon the affirmative recommendation of such number (but in no event fewer than three) of Continuing Directors and shall constitute a majority of the Continuing Directors then in office, voting separately and as a subclass of directors on such recommendation. A person who is or becomes a Continuing Director as defined or provided in the next preceding sentence who thereafter ceases to be a member of the Board shall not if thereafter elected to the Board be deemed to be a Continuing Director by reason of his prior service as such and shall be and become a Continuing Director of his latter period of service only if elected upon the affirmative recommendation of such number (but in no event fewer than three) of Continuing Directors then in office, voting separately as a subclass of directors on such recommendation. A decision not to oppose the election of any person or group of persons to the Board shall not be deemed to be an "affirmative recommendation" within the meaning of the two next preceding sentences. For the purpose of this subsection (d), the Executive shall not be considered to be a Continuing Director.

III.  Miscellaneous Provisions.
      -------------------------

      A. During the Term, the Executive shall not directly or indirectly own any interest in any company, business or enterprise, which engages in business activities competitive with any major business activities of the Company, except that the Executive may acquire a direct or indirect ownership interest of (i) up to 5% of any class of equity securities in any business organization which has a class of publicly traded securities, and debt securities of such business organization, (ii) securities received by gift or inheritance subsequent to the date hereof, and (iii) passive investments of up to a 5% equity interest in privately held companies. The Executive acknowledges that prior to the execution of this Agreement, he has made written disclosure to the Company's Board of Director of all investments and interests which he owns, which would be prohibited or require approval pursuant to this Section in the event such investments or interests were acquired subsequent to the execution hereof.

































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      B.  The Executive acknowledges that his services and responsibilities are of unique and particular significance to the Company and that his position with the Company has given, and will continue to give, him a close knowledge of its policies and trade secrets. The Executive further acknowledges that in the event the Company loses the services of the Executive prior to the expiration of the Term, it could be subject to the loss of valuable business relationships which have been cultivated for the Company by the Executive and by others. The Executive acknowledges that as a result of the loss of any of the foregoing, the Company would sustain substantial and irreparable damages. In the event that either (i) the Executive voluntarily ceases to be an employee of the Company prior to the expiration of the Term (except for reasons of breach by the Company of this Agreement), or (ii) the Company terminates the employment of the Executive for Cause or as a result of Permanent Disability, prior to expiration of the Term, then the Executive, as part of the consideration for this Agreement, agrees that he will not, during a period of 24 months commencing with the date of such termination (and during such longer period as the Executive is receiving compensation from the Company if such termination is as a result of Permanent Disability), directly or indirectly on behalf of himself or others:

               (i) own, manage, operate, join, control, participate in, invest in, or otherwise be connected with in any manner, whether as an officer, director, employee, partner, investor, agent or otherwise, any business or entity which is in direct and substantial competition with any business in which the Company was engaged during the 12 month period prior thereto, in any jurisdiction where the Company is or was then engaged in such business, except that the Executive may continue to make investments to the extent that such investments would have been otherwise permissible under Section III.A. hereof if the Executive had continued his employment with the Company;

               (ii) solicit, and/or do business (of the type then engaged in by the Company, or engaged in by the Company within 12 months prior thereto) with any person or entity which is then or at any time within the period commencing 12 months prior to the termination of the Executive's employment with the Company through the date of such termination had been a customer, distributor, independent sales representative, licensor or contractor to or of the Company; or

               (iii) solicit any employee of the Company or any person who had been an employee of the Company within the aforesaid 12 month period, for the purpose of employing such person.

      The Executive's obligations under this Section III.B are subject to and contingent upon the Company's compliance in all material respects with its obligations under this Agreement, including without limitation any thereof arising hereunder in connection with the termination of the Executive's employment. The Executive acknowledges that the provisions of this Section III.B are reasonable and necessary for the protection of the Company and that each provision and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are and are intended to be divisible. The parties acknowledge that the Company shall be entitled to all remedies provided for at law or in equity, including without






























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
limitation an injunction to enforce the provisions of this Section III.B.  This
Section III.B shall not be the exclusive remedy available to the Company in the event of breach of this Agreement, but the rights and remedies provided for in this Section III.B shall be in addition to all other rights and remedies available to the Company.

      C. The Executive covenants and agrees with Company that the Executive will not, during or after the Term, disclose to anyone (except to the extent reasonably necessary for the Executive to perform his duties hereunder) any "confidential information", as such term is hereinafter qualified, concerning the business or affairs of the Company or of any of its affiliates which the Executive may have acquired in the course or as an incident of the Executive's employment with the Company or with any of its affiliates, including, without limitation, customer lists, business or trade secrets of, or methods or techniques used by the Company or any of its affiliates or subsidiaries in or about their respective businesses, or any information whatsoever concerning the customers of any of them. For purposes of this Section, confidential information shall not include information which was known to the public prior to the date of communications by the Executive. Confidential information shall not include information which becomes known to the Executive subsequent to the date of termination of his employment with the Company.

      D. Executive hereby represents and warrants that his execution of this Agreement and his performance under this Agreement shall not violate any contract or agreement to which Executive is a party.

      E. Any dispute, controversy or claim arising out of, in connection with, concerning, or relating to, this Agreement or its validity, construction, interpretation, breach, performance or termination shall be settled by
arbitration.   That arbitration shall be conducted before a single arbitrator in
New York, New York, in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association. the result of that arbitration shall be final and binding. The arbitration award shall include the allocation of all attorneys' fees, and may include any other expenses of the arbitration, which the arbitrator determines. Judgment upon that arbitration award may be entered in, and enforced by, any court of competent jurisdiction.

      F. No right, benefit or interest hereunder shall be subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation or to execution, attachment, levy or similar process; provided, however, that the Executive may assign any right, benefit or interest hereunder if such assignment is permitted under the terms of any plan or policy of insurance or annuity contract governing such right, benefit or interest.

      G. This Agreement may not be amended, modified or cancelled except by written agreement of the parties. No provision of this Agreement may be waived except by a writing signed by the party to be bound thereby.


































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
      H. In the event that any provision or portion of this Agreement shall be determined to be contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and in full force and effect to the fullest extent permitted by law.

      I. This Agreement shall be binding upon and inure to the benefit of the Executive, the Company and any successor organization or organizations which shall succeed to substantially all of the business and property of the Company whether by means of merger, consolidation, acquisition of substantially all of the assets of the Company or otherwise, including by operation of law. In the event that the Company enters into any agreement with respect to the acquisition of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), such agreement shall provide for the acquiring party, in writing in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place.

      J. For purposes of this Agreement, references to the "Company" shall mean the Company together with all of its subsidiaries and references to actions taken by the Company's board of Directors shall mean such actions taken without the affirmative participation of directors which have a direct economic interest in the outcome of any such action.

      K. This Agreement has been made in and shall be governed and construed in accordance with the laws of the State of New York.

      L. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or delivered in hand, to the parties at their respective addresses as set forth above, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      M. This Agreement sets forth the entire agreement and understanding of the parties










































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
hereto with respect to its subject matter, and supersedes all other written and oral understandings with respect thereto.

                               NANTUCKET INDUSTRIES, INC.



                               By: ______________________________
                                   Stephen M. Samberg, Chief Executive Officer
                                   and Chairman of the Board


                               EXECUTIVE


                               __________________________________
                               Joseph Visconti

































































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